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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 17, 1996
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                  Master Glazier's Karate International, Inc.,
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             (Exact name of registrant as specified in its charter)

Delaware                     0-23236                  22-3234110
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(State or other           (Commission               (IRS Employer
jurisdiction of           File Number)            Identification No.)
Formation)

377 Hoes Avenue, Piscataway, New Jersey                 08854
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code  (908) 981-0077
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________________________________________________________________________________
          (Former name or former address, if changes since last report)

________________________________________________________________________________

________________________________________________________________________________


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Item 5. Other Events.

      On December 17, 1996 and January 10, 1997 the Company through its wholly owned subsidiaries entered into Asset Purchase Agreements (the "Purchase Agreements")with affiliates of UAK Management, Inc.(the "Purchasers") relating to the sale of substantially all of the assets of five (5) of the Company's wholly owned subsidiaries, which currently own and operate five (5) karate centers in New York and New Jersey (the "Karate Centers"). Pending the successful completion of this transaction, the Purchasers will own and operate the Karate Centers under the trade name "Tiger Schulmann's Karate", a trademark of UAK Management, Inc. ("Tiger Schulmann").

      Upon the terms and subject to the conditions of the Purchase Agreements, effective on the Closing Date, (i) the Company and the Subsidiaries will sell and transfer, and the Purchasers will purchase and acquire, substantially all of the assets of the Karate Centers and (ii) the Company and the Subsidiaries will transfer and assign to the Purchasers, and the Purchasers will assume and agree to pay, perform and discharge (to the extent not paid, performed or discharged prior to the Closing Date) the certain liabilities, including the lease obligation with respect to the Karate Centers.

      In consideration for the purchase of the Assets, the Purchasers will pay to the Company an aggregate of $505,000 at the Closing, consisting of $225,000 in cash (the "Cash") and an aggregate of $280,000 in three promissory notes (the "Notes") (the Cash and Notes are hereinafter referred to collectively as the "Purchase Price"), and will assume all of the Assumed Liabilities. The Purchase Price was determined by negotiation between the Company and the Purchasers.

       The Notes are in the aggregate principal amount of $280,000 and do not bear interest. The Notes are to be repaid in equal monthly installments over a thirty (30) month period. The Company and the Subsidiaries will receive a security interest in all the Assets being transferred to the Purchasers pursuant to the Purchase Agreements as collateral for the obligations set forth in the Notes. As the repayment of the Notes is secured by all assets being transferred to the Purchasers, the repayment of two of the Notes is personally guaranteed by Daniel Schulmann, President of UAK Managment, Inc.

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      The closing of the proposed transaction (the "Closing") is subject to the satisfaction of certain conditions including the approval of the Registrant's stockholders. It is anticipated that the Closing will occur on or before March 31, 1997, unless extended by the Company to no later than May 31, 1997. Pending the Closing, the parties entered into an Operating Agreement pursuant to which the affiliates of Tiger Schulmann will operate the Karate Centers.

Item 7. Financial Statements and Exhibits.

b)    Pro Forma Financial Statements- to follow upon the Closing of the transactions contemplated by the
                                      Asset Purchase Agreements signed

                                      by the Company.
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c)    Exhibits

Exhibit No.  Document
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(a)          Press Release by Master Glazier's Karate International, Inc.

(b) Asset Purchase Agreement, dated December 17, 1996, by and between Hicksville Karate, Inc. and Central Nassau Karate,Inc.

(c) Asset Purchase Agreement, dated December 17, 1996, by and between Paramus Karate, Inc. and Central Bergen Karate, Inc.

(d) Asset Purchase Agreement, dated December 17, 1996, by and between Ramsey Karate Center, Inc. and Northern Bergen Karate, Inc.

(e) Asset Purchase Agreement, dated December 17, 1996, by and between Hackensack Karate, Inc. and Southern Bergen Karate, Inc.

(f) Asset Purchase Agreement, dated January 10, 1997, by and between Great Neck Karate, Inc. and Northern Nassau Karate, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                              MASTER GLAZIER'S KARATE INTERNATIONAL, INC.


                              By: /s/ Mark Glazier
                                  ---------------------------------------
                                  Mark Glazier
                                  President

Dated: January 16, 1997


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